Exhibit 10.2

ADDENDUM TO ASSET PURCHASE AGREEMENT

In connection with Seller’s covenants, representations and warranties to Buyer, as provided in Section 4(a) of the Agreement and as specifically referenced in Section 4(a)(J) thereof in respect of “Financial Statements,” Seller hereby covenants to provide to Buyer those financial statements of the Seller (on a carve-out basis or other-wise), including an unqualified opinion of Seller’s independent auditor, that (in connection with the transactions contemplated by the Agreement, i.e., the assignment of substantially all the assets and the assumption of certain specified liabilities of the Business, as referenced therein) are required to be filed pursuant to Item 9.01(a) and (b) of the Buyer’s Current Report on Form 8-K (Buyer’s “Current Report”) in connection with the closing of such transactions. Seller further covenants to provide such financial statements and unqualified opinion to Buyer in a form that Buyer can file in an amendment to its Current Report not later than sixty (60) days following such closing.

The parties acknowledge that Seller has not owned the Assets for a long period of time and is not in possession of financial statements kept on behalf of Seller. However, Seller agrees to obtain the relevant financial statements from the appropriate individuals/entities regarding the Assets as requested by the Buyer.

[signature on following page]

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date of the Agreement.

BUYER:

GOPHER PROTOCOL INC., a Nevada corporation

By: /s/Michael Murray
Name: Michael Murray
Title: CEO, President and Chairman as Authorized Signatory

SELLER:

RWJ ADVANCED MARKETING, LLC, a Georgia limited liability company

By: /s/ Greg Bauer
Name: Greg Bauer
Title: Authorized Signatory